EXHIBIT 23.1


HAROLD Y. SPECTOR, CPA        SPECTOR & WONG, LLP        80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA        Certified Public Accountants          SUITE  723
                                (888) 584-5577              PASADENA,CA 91101
                              FAX (888) 584-8033





                           CONSENT OF HAROLD Y SPECTOR
                               INDEPENDENT AUDITOR


I consent to the use of my report dated November 12, 2002, on the financial statements of Fiber-Gel Technologies, Inc. as of October 31, 2002 included herein and to the reference made to me.

I consent to the incorporation by reference in the Form 8-K Current Report of the aforementioned report and to the use of my name as it appears under the option "Experts".




/s/Harold Y Spector, CPA
Pasadena, California
November 12, 2002